Exhibit 10.1

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of April 29, 2022, by and among ZW Partners, LLC, a New Jersey limited liability corporation (“Senior Lender”) and Neuronetics, Inc., a Delaware corporation (“Subordinated Creditor”).

R E C I T A L S

A.Check Five LLC, a Delaware limited liability company (“Borrower”) and Senior Lender are parties to that certain Revolving Promissory Note, dated as of the date hereof (as may be amended, restated or otherwise modified, the “Senior Note”) pursuant to which, among other things, Senior Lender has agreed, subject to the terms and conditions set forth in the Senior Note, to make certain loans and financial accommodations to Borrower in the original principal amount of $10,000,000.
B.The liabilities and obligations of Borrower to Senior Lender under the  Senior Note and the other Senior Debt Documents (as defined below) are secured by liens on and security interests in substantially all of the assets of Borrower (the “Collateral”).
C.Borrower is indebted to Subordinated Creditor as evidenced by that certain Secured Promissory Note, dated as of September 29, 2021, in the original principal amount of $10,000,000 (the “Subordinated Note”).
D.The parties hereto desire to confirm their understandings and agreements concerning their relationship in regard to their respective financing arrangements with Borrower.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  The following terms shall have the following meanings in this Agreement:

“Affiliate” means, in relation to a Person, any other Person, whether or not with legal personality or through one or more intermediaries, which directly or indirectly controls, is controlled by or is under joint control with that Person. For this purpose, a Person is deemed to “control” a Person if it (a) owns, has the right to acquire or has the right to vote, directly or indirectly, at least five percent of the equity interests of the other Person, or (b) in the absence of such ownership interest, has the ability to influence, direct or cause the direction of the management, influence, direct or make decisions for and/or influence, direct or cause or set the policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. The Affiliates of any Person include each of its officers, directors, members, managers, partners, employees and their respective family members.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Competitor” means any Person that manufactures, distributes, sells or uses transcranial magnetic stimulation machines.

“Distribution” shall mean, with respect to any indebtedness or other obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person or (d) any collection of such indebtedness or obligation by any Person of cash, securities or other property of Borrower by an Enforcement Action, provided that a Distribution shall not include exchange of Subordinated Debt for common stock.

“Enforcement Action” shall mean (a) to take from or for the account of Borrower, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Borrower with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate (other than as a defendant or co-defendant in defense of its own interests) with others in any suit, action or proceeding against Borrower to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, or (c) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Borrower, provided that the none of the following shall constitute an Enforcement Action: (i) giving of notice of a Subordinated Debt Default, (ii) acceleration of Subordinated Debt, (iii) filing and defending proofs of claims in any Proceeding involving Borrower, (iv) taking actions necessary to perfect security interests and liens on the property and assets of Borrower, (v) filing any necessary responsive or defensive motion or pleadings in any proceeding or action involving Borrower, (vi) exchange of Subordinated Debt for common stock and (vii) Subordinated Creditor exercising any of its rights or remedies, or asserting one or more breaches under, any Related Document.

“Paid in Full” or “Payment in Full” shall mean, with respect to the Senior Debt, that (a) the Senior Debt (other than contingent obligations or indemnification obligations for which no underlying claim has been asserted) has been paid in full in cash or other payment satisfactory to Senior Lender, and (b)  any and all commitments by Senior Lender to make any loan or advance or extend any other credit that would, if made or extended, constitute Senior Debt have been irrevocably terminated.

“Permitted Subordinated Debt Payments” means payments of regularly scheduled payments of interest and principal as set forth in the Subordinated Debt Documents, as and when such sums are due and payable, plus principal upon maturity thereof.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Proceeding” shall mean (a) the commencement by or against Borrower (or any property of Borrower) of any voluntary or involuntary case under any law or statute of the United States governing bankruptcy, receivership or insolvency, including without limitation, the Bankruptcy Code, (b) the commencement by or against Borrower (or any property of Borrower) of any insolvency, receivership, custodianship, liquidation, dissolution, or reorganization proceeding, (c) the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower or its property, or (d) any liquidation, dissolution, composition of creditors, or other winding up of Borrower of its property.

“Related Document” shall mean (a) that certain Master Sales Agreement between Subordinated Creditor and Borrower dated as of September 26, 2021 (as amended, supplemented or otherwise modified from time to time) and (b) that certain Limited Recourse Guaranty and Pledge Agreement dated as of Septemebr 29, 2021 (as amended, supplemented or otherwise modified from time to time), among 6214 Riverwalk LLC, as pledgor, and Subordinated Creditor, as payee.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding.

“Senior Debt Documents” shall mean the Senior Note and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to, as the same may be amended, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Senior Default” shall mean any “Event of Default” under the Senior Debt Documents.

“Senior Default Notice” shall mean a written notice from Senior Lender to Subordinated Creditor (or a representative thereof) pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Subordinated Debt” shall mean all of the obligations of Borrower to Subordinated Creditor owing pursuant to the Subordinated Debt Documents.

“Subordinated Debt Default” shall mean any default or event of default under or breach of any term contained in any Subordinated Debt Document, or any other occurrence permitting Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt.

“Subordinated Debt Documents” shall mean the Subordinated Note and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to the Subordinated Note; provided that, it is understood and agreed that each Related Document shall not be a Subordinated Debt Document.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.Subordination.
2.1Subordination of Subordinated Debt to Senior Debt.  Borrower and Subordinated Creditor covenant and agree, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of the Senior Debt and Subordinated Creditor agrees that Borrower may grant to Senior Lender liens and security interests upon the Collateral, which liens and security interests (i) shall secure payment of all Senior Debt and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the Collateral.  Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
2.2Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving Borrower:
(a)All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.
(b)Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lender until all Senior Debt is Paid in Full.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender.  Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.
(d)Senior Lender agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Subordinated Debt or any liens and security interests securing the Subordinated Debt.
(e)Subordinated Creditor agrees to execute, verify, deliver and file any complete and accurate proofs of claim in respect of the Subordinated Debt requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 10 days before the expiration of the time to file any such proof of claim; provided Senior Lender shall have no obligation to execute, verify, deliver and/or file any such proof of claim.
(f)The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.
2.3Subordinated Debt Payment Restrictions.
(a)Notwithstanding the terms of the Subordinated Debt Documents, Borrower hereby agrees that Borrower may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full and all commitments to Senior Lender under the Senior Debt Documents have been satisfied or terminated; provided, however, notwithstanding anything to the contrary in this Agreement, so long as Subordinated Creditor has not received a Senior Default Notice that a Senior Default exists, and such payment would not cause Borrower to incur a Senior Default, Borrower may pay and Subordinated Creditor may receive, Permitted Subordinated Debt Payments.
(b)Borrower may resume making Distributions with respect to the Subordinated Debt, and Subordinated Creditor may resume receiving such Distributions, including any such Distributions that were prohibited pursuant to this Section as a result of a Senior Default subject of a Senior Default Notice if:

(i) in the case of a Senior Default that is a payment default, following the cure or waiver of such Senior Default and

(ii) in the case of any other default (a “Senior Non-Payment Default”), following the earlier to occur of (x) the cure or waiver of such Senior Default and (y) the passage of 90 days from the date of the related Senior Default Notice unless Senior Lender has accelerated the Senior Debt (and such acceleration has not been rescinded) or commenced and is pursuing the enforcement or exercise of material rights or remedies with respect to the Senior Debt.

(c)Senior Lender may not deliver a Senior Default Notice with respect to a Senior Non-Payment Default unless 180 days have elapsed since the delivery of the immediately prior Senior Default Notice with respect to a Senior Non-Payment Default (if any); provided that in no event may the total number of days during which Distributions with respect to the Subordinated Debt are prohibited under this Section with respect to a Senior Non-Payment Default exceed 179 days in the aggregate during any 360 consecutive day period unless Senior Lender has accelerated the Senior Debt (and such acceleration has not been rescinded) or commenced and is pursuing the enforcement or exercise of material rights or remedies with respect to the Senior Debt.
2.4Standstill Provisions.
(a)Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Enforcement Action with respect to the Subordinated Debt until the Senior Debt is Paid in Full.
(b)Notwithstanding Section 2.4(a), Subordinated Creditor may take any Enforcement Action with respect to the Subordinated Debt after a period of 90 days has elapsed since the date on which Subordinated Creditor has delivered to Senior Lender a written notice of a default under the Subordinated Debt Documents (the “Standstill Period”); provided that, notwithstanding the expiration of the Standstill Period, in no event shall Subordinated Lender take any Enforcement Action with respect to the Subordinated Debt if Senior Lender shall have commenced, and shall be pursuing the enforcement or exercise of material rights or remedies with respect to the Senior Debt; provided further that the Standstill Period shall be stayed, tolled and deemed not to have expired during the pendency of any Proceeding or during any period of time for which any stay or other order prohibiting Subordinated Creditor taking any Enforcement Action with respect to the Subordinated Debt has been entered by a court of competent jurisdiction and is in effect.
2.5Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by Borrower or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall be held in trust by Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.
2.6Liens and Security Interests.  Until the Senior Debt has been Paid in Full, any liens and security interests of Subordinated Creditor in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lender in such Collateral, regardless of the time, manner or order of perfection of any such liens and security interests.

2.7Sale, Transfer or other Disposition of Senior Debt and Subordinated Debt.
(a)Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lender a joinder to this Agreement.  Notwithstanding the failure of any such transferee to execute or deliver a joinder to this Agreement or to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 8 hereof.
(b)Borrower and Senior Lender represent and warrant that they are not Affiliates. Borrower and Senior Lender represent and warrant that the Senior Debt is not, and will not be, held by Borrower or any Affiliate of Borrower.  Senior Lender agrees that it shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Senior Debt to Borrower and any Affiliate of Borrower without the prior written consent of Subordinated Creditor, and any such attempted sale, assignment, pledge disposition or transfer shall be null and void and shall result in the immediate and automatic termination of this Agreement.  If notwithstanding this Section, the Senior Debt is held by Borrower or an Affiliate of Borrower, the payment of any and all of the Senior Debt shall be subordinate and subject in right and time of payment to the payment in full of the Subordinated Debt, and Suboridnated Creditor’s covenants and obligations under this Agreement will be null, void and of no force or effect.  This Section shall survive the termination of this Agreement pursuant to this Section.
2.8Collateral.
(a)Borrower and Senior Lender agree that the Collateral does not and shall not include any NeuroStar® Advanced Therapy System (a “System”) unless such System has been fully paid for by Borrower and title to such System has transferred to Borrower.
(b)Senior Lender agrees that as part of any enforcement or exercise of rights or remedies with respect to the Senior Debt, Senior Lender shall not and shall not require Borrower to sell any Collateral or other assets to a Competitor of Subordinated Creditor.
(c)Senior Lender agrees that Senior Lender will not sell, assign, pledge, dispose of or otherwise transfer all, or any portion of, the Senior Debt to a Competitor of Subordinated Creditor.
2.9Obligations Hereunder Not Affected.  All rights and interest of Senior Lender hereunder, and all agreements and obligations of Subordinated Creditor and Borrower hereunder, shall (subject in any case to Sections 3.1 and 3.2) remain in full force and effect irrespective of:
(a)any lack of validity or enforceability of any document evidencing any of the Senior Debt;

(b)any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;
(c)any exchange, release or non-perfection of any Collateral for all or any of the Senior Debt;
(d)any failure of Senior Lender to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;
(e)any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Borrower and Subordinated Creditor hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affect, any Senior Debt; and
(f)any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Senior Debt or Borrower in respect of Subordinated Creditor in respect of this Agreement.

Subordinated Creditor acknowledges and agrees that Senior Lender may in accordance with the terms of the Senior Debt Documents and this Agreement, without notice or demand and without affecting or impairing Subordinated Creditor’s obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt or any part thereof; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Senior Lender may determine; (iv) release and substitute one or more endorsers, borrowers, guarantors or other obligors; and (v) exercise or refrain from exercising any rights against Borrower or any other Person.

3.Modifications.
3.1Modifications to Senior Debt Documents.  Notwithstanding anything to the contrary contained in the Senior Debt Documents, Senior Lender shall not, without the prior written consent of Subordinated Creditor, agree to any amendment, modification or supplement to the Senior Debt Documents, which could reasonably be considered to materially and adversely affect Subordinated Creditor.  The parties agree that following amendments to the Senior Debt Documents shall be deemed to materially and adversely affect Subordinated Creditor: (i) increasing the principal amount of the Senior Debt, (ii) extending the final maturity date of the Senior Debt, and (iii) prohibiting Borrower from making any payment or taking any action that is expressly permitted by this Agreement.
3.2Modifications to Subordinated Debt Documents.  Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents, which could reasonably be considered to materially and adversely affect Senior Lender.
4.Subrogation.  Upon Payment in Full of the Senior Debt, Subordinated Creditor shall be subrogated to the rights of Senior Lender to receive Distributions with respect to the Senior Debt, to the extent that Distributions otherwise payable to Subordinated Creditor have been applied to the payment of Senior Debt in accordance with the provisions of this Agreement.  If Subordinated Creditor had been subrogated to the rights of Senior Lender pursuant to the operation of this Section 4, Borrower and Senior Lender will take all reasonable actions requested by Subordinated Creditor in order to enable Subordinated Creditor to obtain payment from Borrower with respect to such subrogation rights.  As between Borrower and its creditors other than Senior Lender and Subordinated Creditor, a Distribution applied to the payment of the Senior Debt in accordance with the provisions of this Agreement which otherwise would have been made to Subordinated Creditor shall not be deemed a payment by Borrower on the Senior Debt, it being understood that the subordination provisions of this Agreement are intended solely for the purpose of defining the relative rights of Subordinated Creditor, on the one hand, and Senior Lender, on the other hand, and nothing contained in this Agreement shall impair the obligations of Borrower, which are absolute and unconditional, to pay the Subordinated Debt to Subordinated Creditor as and when the same shall become due and payable in accordance with its terms and otherwise comply with the Subordinated Debt Documents.
5.Modification; Amendment; Waiver.  Any modification, amendment or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Creditor, and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
6.Buy Out Right.
(a)Subordinated Creditor shall have the right and option to purchase the entire aggregate amount of the Senior Debt from Senior Lender at any time.  To exercise the option, Subordinated Creditor shall deliver a written notice to Senior Lender.  Such notice from Subordinated Creditor shall be deemed an irrevocable offer to Senior Lender to purchase the Senior Debt at par on the purchase date no more than five business days after the date of Subordinated Creditor’s notice.  Such sale shall be documented pursuant to an assignment and acceptance agreement which shall be substantially in the form required by the Senior Debt Documents.
(b)Senior Lender shall give Subordinated Creditor written notice (a “Senior Enforcement Notice”) five business days prior to the earliest of the taking of any of the following actions: (i) acceleration of the Senior Debt, (ii) the sale or other disposition of any Collateral, or any Collateral is retained by Senior Lender, pursuant to a foreclosure or similar action, or (iii) the commencement of an involuntary Proceeding or Enforcement Action with respect to Borrower.  After sending such notice, Senior Lender shall not take any such actions during such five business day period.

(c)Upon receipt of a Senior Enforcement Notice or upon the commencement of a Proceeding with respect to Borrower, Subordinated Creditor shall have the right and option to purchase the entire aggregate amount of the Senior Debt from Senior Lender.  To exercise the option, Subordinated Creditor shall deliver a written notice to Senior Lender within five business days of receipt of such notice or the commencement of a Proceeding with respect to the Company.  Such notice from Subordinated Creditor shall be deemed an irrevocable offer to Senior Lender to purchase the Senior Debt at par on the purchase date no more than five business days after the date of Subordinated Creditor’s notice.  During such five business day period, Senior Lender shall not take any of the actions described in Section 6(b) above.  Such sale shall be documented pursuant to an assignment and acceptance agreement which shall be substantially in the form required by the Senior Debt Documents.
(d)Subordinated Creditor shall give Senior Lender written notice (a “Subordinate Enforcement Notice”) five business days prior to the earliest of Subordinated Creditor taking of any of the following actions, including with respect to the Related Documents: (i) acceleration of the Subordinated Debt, (ii) the sale or other disposition of any Collateral, or any Collateral is retained by Subordinated Creditor, pursuant to a foreclosure or similar action, or (iii) the commencement of an involuntary Proceeding or Enforcement Action with respect to Borrower.  After sending a Subordinate Enforcement Notice, Subordinated Creditor shall not take any such actions during such five business day period even if otherwise permitted hereunder. If Subordinated Creditor takes any Enforcement Action in violation of this Agreement, Subordinated Creditor shall be deemed to have exercised the Purchase Option
7.Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
8.Notice.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier; or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by prior written notice to the other party.  Notices shall be addressed as follows:
If to Subordinated Creditor:	Neuronetics, Inc. 3222 Phoenixville Pike Malvern, PA 19355 Attn: General Counsel Facsimile No.: (610) 640-4206 E-mail:Andrew.macan@neurostar.com

If to Senior Lender: If to Borrower:	ZW Partners, LLC 622 Winthrop Teaneck, NJ 07666 Email: Zwpartners@luminapt.com Check Five LLC 1555 Palm Beach Lakes Blvd. Suite 800 West Palm Beach, FL 33401 Email: bklein@successtms.com
9.Successors, Assigns and Beneficiaries.  This Agreement shall be binding on the parties hereto and their respective successors and assigns and all subsequent holders of Senior Debt and Subordinated Debt.  This Agreement shall inure to the benefit of Senior Lender, Subordinated Creditor and their respective successors and assigns and all subsequent holders of Senior Debt and Subordinated Debt.
10.Relative Rights.  This Agreement shall define the relative rights of Senior Lender and Subordinated Creditor.  Nothing in this Agreement shall (a) impair, as between Borrower and Senior Lender and as between Borrower and Subordinated Creditor, the obligation of Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lender or Subordinated Creditor with respect to any other creditors of Borrower.
11.Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
12.Counterparts; Electronic Signature; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
13.Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
14.Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto.

15.Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.
16.No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
17.CONSENT TO JURISDICTION.  EACH OF SENIOR LENDER, SUBORDINATED CREDITOR AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF SENIOR LENDER, SUBORDINATED CREDITOR AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SENIOR LENDER, SUBORDINATED CREDITOR AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SENIOR LENDER, SUBORDINATED CREDITOR AND BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.
18.WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, BORROWER AND SENIOR LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, BORROWER AND SENIOR LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS AND THE SUBORDINATED DEBT DOCUMENTS, AS APPLICABLE, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF SUBORDINATED CREDITOR, BORROWER AND SENIOR LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Senior Lender:

ZW Partners, LLC

By: /s/ Adam J. Schreiber

Name: Adam J. Schreiber

Title: Managing Member

Subordinated Creditor:

NEURONETICS, INC.

By: /s/ Stephen Furlong

Name: Stephen Furlong

Title: SVP, CFO and Trearser

Borrower: CHECK FIVE LLC By: /s/ Ben Klein Name: Ben Klein Title: Manager

Signature Page to Subordination Agreement